SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 12/31/2005
FILE NUMBER 811-2699
SERIES NO.: 15

72DD     1.   Total income dividends for which record date passed during the period. (000's Omitted)
              Class A                     $      91
         2.   Dividends for a second class of open-end company shares
              (000s Omitted)
              Class B                     $      36
              Class C                     $      26
              Class R                     $       2
              Institutional Class         $       1

73A           Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
         1.   Dividends from net investment income
              Class A                     $000.1250
         2.   Dividends for a second class of open-end company shares
              (000's omitted)
              Class B                     $000.1028
              Class C                     $000.1028
              Class R                     $000.1177
              Institutional Class         $000.1330


74U.     1.   Number of shares outstanding (000's omitted)
              Class A                           800
         2.   Number of shares outstanding of a second class of open-end company shares (000's omitted)
              Class B                           369
              Class C                           274
              Class R                            14
              Institutional Class                 5

74V.     1.   Net asset value per share (to nearest cent)
              Class A                     $   10.60
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                     $   10.57
              Class C                     $   10.57
              Class R                     $   10.59
              Institutional Class         $   10.61